AGREEMENT OF LEASE

Between

ALLWOOD ASSOCIATES I,
As Landlord

And

COLUMBIA LABORATORIES, INC.,
As Tenant

Dated: July 6, 2007

TABLE OF CONTENTS

DEFINITIONS	5
ADDITIONAL RENT	5
BASIC RENT	5
BROKER	5
BUILDING	5
BUILDING HOLIDAY	5
COMMENCEMENT DATE	5
CONTROL	5
EXCUSABLE DELAY	5
GOVERNMENTAL AUTHORITY	6
LEASE YEAR	6
PARKING SPACES	6
PREMISES	6
REAL PROPERTY	6
RENTABLE AREA OF THE BUILDING	6
RENTABLE AREA OF THE PREMISES	6
SECURITY DEPOSIT	6
STRUCTURAL REPAIRS	6
TENANT DELAY	6
TENANT’S PROPORTIONATE SHARE	6
TERM	6
TERMINATION DATE	7
ARTICLE I	7
1. RENT	7
ARTICLE II	7
2. USE	7
ARTICLE III	8
3. LANDLORD’S WORK	8
ARTICLE IV	8
4. ACCEPTANCE	8
ARTICLE V	9
5. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS	9
ARTICLE VI	9
6. PERSONAL PROPERTY TAXES	9
ARTICLE VII	9
7.1 ADDITIONAL RENT	9
7.2 REAL ESTATE TAXES	9
7.3 LANDLORD'S OPERATING EXPENSES	10
7.4 LANDLORD'S STATEMENTS	12
ARTICLE VIII	12
8. RULES AND REGULATIONS	12
ARTICLE IX	13
9. LANDLORD'S RIGHT OF ENTRY	13
ARTICLE X	13
10.1 MAINTENANCE BY TENANT	13
10.2 MAINTENANCE BY LANDLORD	13
ARTICLE XI	14
11. ALTERATIONS OR IMPROVEMENTS BY TENANT	14
ARTICLE XII	15
12. ASSIGNMENT AND SUBLETTING	15
ARTICLE XIII	17
13. SURRENDER	17
ARTICLE XIV	17
14. HOLDING OVER	17
ARTICLE XV	18
15.1 LANDLORD'S SERVICES	18

15.2 ELECTRICITY	18
ARTICLE XVI	19
16. QUIET ENJOYMENT	20
ARTICLE XVII	20
17. AIR AND LIGHT	20
ARTICLE XVIII	20
18. DEFAULT	20
ARTICLE XIX	20
19. LANDLORD'S RIGHTS UPON TENANT'S DEFAULT	20
ARTICLE XX	22
20. LANDLORD'S REMEDIES CUMULATIVE:EXPENSES	22
ARTICLE XXI	23
21. SUBORDINATION, ESTOPPEL AND ATTORNMENT	23
ARTICLE XXII	23
22. DAMAGE BY FIRE OR OTHER CASUALTY	24
ARTICLE XXIII	24
23. MUTUAL WAIVER OF SUBROGATION CASUALTY	24
ARTICLE XXIV	24
24. CONDEMNATION	24
ARTICLE XXV	25
25. CHANGES SURROUNDING BUILDING	25
ARTICLE XXVI	25
26. NOTICES	25
ARTICLE XXVII	25
27. NO WAIVER	25
ARTICLE XXVIII	26
28. LANDLORD'S RESERVED RIGHTS	26
ARTICLE XXIX	26
29. LANDLORD'S LIABILITY	26
ARTICLE XXX	26
30. TENANT'S LIABILITY	26
ARTICLE XXXI	27
31. TENANT'S INSURANCE	27
ARTICLE XXXII	27
32. MECHANICS' LIENS	27
ARTICLE XXXIII	27
33. NOTICE OF FIRE AND ACCIDENTS	27
ARTICLE XXXIV	27
34. RELEASE OF LANDLORD	27
ARTICLE XXXV	28
35. USE OF SECURITY DEPOSIT	28
ARTICLE XXXVI	28
36. DIRECTORY	28
ARTICLE XXXVII	28
37. HAZARDOUS WASTE, AIR, WATER AND GROUND POLLUTION	28
ARTICLE XXXVIII	29
38.1 ISRA COMPLIANCE	29
38.2 CONDITION PRECEDENT TO ASSIGNMENT AND SUBLEASE	29
ARTICLE XXXIX	30

39. TENANT RELOCATION	30
ARTICLE XL	30
40. OPTION TO RENEW	30
ARTICLE XLI	31
41. MISCELLANEOUS	31
41.1 ENTIRE AGREEMENT	31
41.2 JURY TRIAL WAIVER	32
41.3 FORCE MAJEURE	32
41.4 BROKER	32
41.5 SEPARABILITY	32
41.6 INTERPRETATION	32
41.7 FINANCIAL STATEMENTS	33
41.8 EMBARGOED PERSON	33
ATTACHMENTS:
WORKLETTER
BUILDING MAINTENANCE SPECIFICATIONS
EXHIBIT A

AGREEMENT OF LEASE

AGREEMENT OF LEASE made this 6th day of July, 2007 between ALLWOOD ASSOCIATES I, a New Jersey general partnership, having a principal place of business at c/o Eastman Management Corporation, 651 W. Mt. Pleasant Ave., Livingston, NJ 07039 hereinafter referred to as "Landlord"; and COLUMBIA LABORATORIES, INC., a Delaware corporation, currently having an office and principal place of business at 354 Eisenhower Parkway, Livingston, New Jersey 07039, hereinafter referred to as "Tenant".

WITNESSETH:

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

DEFINITIONS

For all purposes of this Lease and all agreements supplemental thereto or modifying this Lease, the following terms shall have the meaning specified:

"ADDITIONAL RENT"
ADDITIONAL RENT shall mean all sums payable by Tenant to Landlord pursuant to the various Articles herein in which said term is used.

"BASIC RENT"

BASIC RENT shall mean (i) Two Hundred Twelve Thousand Six Hundred Twenty-Five and 00/100 ($212,625.00) Dollars per annum (payable in equal monthly installments of $17,718.75 each) during Lease Year 1 and Lease Year 2; (ii) Two Hundred Seventeen Thousand Three Hundred Fifty and 00/100 ($217,350.00) Dollars per annum (payable in equal monthly installments of $18,112.50 each) during Lease Year 3 and Lease Year 4; and (iii) Two Hundred Twenty-Four Thousand Four Hundred Thirty-Seven and 50/100 ($224,437.50) Dollars (payable in equal monthly installments of $18,703.13 each) during Lease Year 5, Lease Year 6 and Lease Year 7 (pro rated for any partial Lease Year).

"BROKER"
BROKER shall mean JONES LANG LA SALLE AMERICAS, INC., and CBRE REAL ESTATE SERVICES, INC.

"BUILDING"
BUILDING shall mean the building located on the Real Property known as Eisenhower Plaza, and located at 354 Eisenhower Parkway, Livingston, New Jersey 07039.

"BUILDING HOLIDAY"

BUILDING HOLIDAY shall mean President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and the day after, Christmas Day, and New Year's Day as each of said holidays are celebrated in the state in which the Real Property is located.

"COMMENCEMENT DATE"
COMMENCEMENT DATE shall mean August 1, 2007.

"CONTROL"
CONTROL shall mean the ownership, directly or indirectly of more than 50% of the voting stock of a corporation or in the case of an entity which is not a corporation, the ownership, directly or indirectly, of more than 50% of the beneficial ownership interests of such entity, in each case with possession of the power to direct, or cause the direction of, the management and policies of such entity.

"EXCUSABLE DELAY"

EXCUSABLE DELAY shall mean a delay caused by strike, lock-out or other labor troubles, act of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, or any other cause similar or dissimilar, beyond the reasonable control of either Landlord or Tenant, or due to the passing of time while waiting for an adjustment of insurance proceeds, it being understood that except for such adjustment of insurance proceeds the lack of funds shall not be deemed to be a circumstance beyond the control of a party..

"GOVERNMENTAL AUTHORITY"

GOVERNMENTAL AUTHORITY shall mean the town, village, city, county, state, or federal government, or any agency or quasi-governmental agency, or any fire insurance rating organization having jurisdiction over the Real Property.

"LEASE YEAR"
LEASE YEAR shall mean the period beginning on the Commencement Date and on each annual anniversary thereof and ending one (1) year later. Lease Year 1 shall mean the period beginning on the Commencement Date and ending one (1) year later. Lease Year 2 shall be the annual period beginning upon expiration of Lease Year 1. Lease Year 3 shall be the annual period beginning upon expiration of Lease Year 2. Lease Year 4 shall be the annual period beginning upon expiration of Lease Year 3. Lease Year 5 shall be the annual period beginning upon expiration of Lease Year 4. Lease Year 6 shall be the annual period beginning upon expiration of Lease Year 5. Lease Year 7 shall be the annual period beginning upon expiration of Lease Year 6.

"PARKING SPACES"

PARKING SPACES shall mean the parking spaces located on the Real Property. Tenant shall at all times during the Term be entitled to the use of thirty-eight (38) Parking Spaces and four (4) such Parking Spaces, as designated by Landlord, shall be reserved and marked (in any manner reasonably determined by Landlord)for Tenant’s exclusive use . All Parking Spaces shall be striped.

"PREMISES"
PREMISES shall mean the area cross hatched on the floor plan of the Building annexed hereto as Exhibit A and made a part hereof.

"REAL PROPERTY"
REAL PROPERTY shall mean the land upon which the Building is located and the Building collectively.

"RENTABLE AREA OF THE BUILDING"
RENTABLE AREA OF THE BUILDING shall mean 157,500 square feet.

"RENTABLE AREA OF THE PREMISES"
RENTABLE AREA OF THE PREMISES shall mean 9,450 square feet.

"SECURITY DEPOSIT"
SECURITY DEPOSIT shall mean Seventy-Two Thousand Four Hundred Fifty ($72,450.00) Dollars deposited by Tenant with Landlord simultaneously herewith.

"STRUCTURAL REPAIRS"
STRUCTURAL REPAIRS shall mean repairs to the roof, foundation, and permanent exterior walls and support columns of the Building.

"TENANT DELAY"
TENANT DELAY shall mean any delay which results from any act or omission of Tenant, or any employee, agent, officer, director or contractor of Tenant including, without limitation, delays due to changes in or additions to, or unreasonable interference with, any work to be done by Landlord, including, but not limited to,

(a) Tenant’s request for materials, finishes or installations that are not Building Standard;

(b) The performance of work by a person, firm or corporation employed by Tenant and delays in the completion of said; and

(c) Tenant’s failure to timely respond to submission of plans and specifications submitted by Landlord.

"TENANT'S PROPORTIONATE SHARE"
TENANT'S PROPORTIONATE SHARE is six (6%) percent.

"TERM"
TERM shall mean a period of seventy-five (75) months commencing on the Commencement Date and terminating on the Termination Date.

"TERMINATION DATE"
TERMINATION DATE shall mean October 31, 2013.

This Lease consists of this LEASE AGREEMENT and EXHIBIT A, a WORKLETTER, RULES AND REGULATIONS, AND THE BUILDING MAINTENANCE SPECIFICATIONS.

ARTICLE I

1.	RENT

1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term.

1.2 Tenant hereby covenants and agrees to pay, when due, the Basic Rent and all Additional Rent as herein provided. Basic Rent shall be payable in equal monthly installments on the first day of each month during the Term in advance, without set-off, demand or deduction, except as expressly set forth in this Lease at the office of Landlord, or such other place as Landlord may designate. Notwithstanding any provision hereof, (i) fifty (50%) percent Basic Rent for the first complete calendar month of the Term in the sum of $8,859.38 shall be paid upon execution hereof and Landlord hereby acknowledges receipt thereof; (ii) an amount equal to fifty (50%) percent of the Basic Rent for the first three months of the Term shall be abated (i.e., Tenant shall pay the sum of $8,859.38 as Basic Rent for each such month) and (iii) an amount equal to twenty-five (25%) percent of the Basic Rent for the fourth and fifth months of the Term shall be abated (i.e., Tenant shall pay the sum of $13,289.06 as Basic Rent for each such month).

1.3 Any installment or installments of Basic Rent or Additional Rent accruing hereunder, and all other sums payable by Tenant hereunder which are not paid when due (without regard to any otherwise applicable cure period), shall bear interest until paid at the rate of two (2%) percent per month (unless such rate shall be unlawful, in which case the highest permitted legal rate shall apply). In addition, if Tenant is delinquent more than five (5) business days in the payment of any Basic Rent or Additional Rent it shall pay to the Landlord a late charge equal to five (5) cents for each dollar of Basic Rent or Additional Rent which is delinquent.

1.4 In the event any check paid by Tenant for the payment of any installment or installments of Basic Rent or Additional Rent or for any other sums payable by Tenant hereunder is returned by Landlord's bank for insufficient or unavailable funds, Tenant shall pay to Landlord a Fifty ($50.00) Dollar handling and administration fee upon notice and demand by Landlord. Tenant may, at Tenant’s option, pay Basic Rent by wire transfer to an account designated by Landlord.

ARTICLE II

2.	USE

2.1 The Premises are to be used only for executive, general, and administrative offices and for no other purpose. Neither Tenant nor any of Tenant's servants, agents, employees, invitees or licensees shall damage, disfigure or injure the Premises or any portion thereof or the Real Property; normal wear and tear excepted, nor shall Tenant allow the emission of any offensive odors or noise from the Premises. If any office equipment or machines used by Tenant within the Premises interfere, by more than a de minimis amount, with the use or enjoyment of any other tenant or occupant of the Building or is heard from any public area in or about the Building, by more than a de minimis amount, Tenant shall, upon notice from Landlord, either cease the use of such equipment and/or machines, or place and maintain such equipment and/or machines, at Tenant's sole expense, in a sound proof setting such as cork, rubber or vibration eliminators to eliminate any such noise or vibration. Smoking shall not be permitted anywhere in the Premises.

2.2 If any governmental license or permits, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense shall duly procure and thereafter maintain such license or permit and submit copies of the same to Landlord. Tenant shall, at all times, comply with the terms and conditions of each such license or permit.

2.3 Tenant shall not store, place or allow the storing or placement of any materials, debris or other obstructions of any nature in any hallway, lobby or other public areas of the interior of the Real Property or on the sidewalk, parking area or other area or areas abutting or adjacent to the Real Property.

2.4 Tenant shall not place anything on any floor of the Premises which will create a load in excess of the load per square foot which such floor was designed to carry.

2.5 Tenant shall not move any heavy equipment or bulky matter, including, but not limited to safes or large office equipment or furniture, into or out of the Building without first obtaining Landlord’s consent. If the movement of such items requires any special handling, all such work shall be done in full compliance with applicable laws, ordinances, codes, rules and regulations and any other applicable governmental requirements. All such movements shall be made during hours reasonably designated by Landlord which will least interfere with the normal operation of the Building, and all damage directly or indirectly caused by such movement shall be promptly repaired by Tenant at Tenant’s expense.

2.6 Tenant shall have the right to use, in common with others, all areas, spaces and improvements within the Building and on the Real Property which are provided by Landlord, without a separate charge for the non-exclusive convenience and use of the tenants of the Building and their agents, employees and invitees, including the Building’s cafeteria, public elevators, public lobbies, public corridors, public stairways and public stairwells, public corridor restrooms, and public entrances and exits designated by Landlord for ingress to and egress from the Building.

ARTICLE III

3.	LANDLORD’S WORK

3.1  Landlord shall perform the work and improvements in and to the premises as set forth in the Workletter attached to this Lease ("Landlord’s Work”). Landlord shall use commercially reasonable efforts to Substantially Complete Landlord’s Work on or before sixty (60) days after the date of this Lease (subject to any Excusable Delay and any delays caused by Tenant; the “Estimated Completion Date”); provided, however, Landlord shall have no liability to Tenant and there shall be no postponement of the Commencement Date for any delay in the Substantial Completion of Landlord’s Work except as otherwise provided in this Section 3.1. Tenant acknowledges that Tenant may be inconvenienced and disturbed during the performance of Landlord’s Work and Tenant agrees that Landlord shall have no liability to Tenant, nor shall Tenant be entitled to any diminution or abatement of rent or other compensation or allowance for diminution of rental value, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason of the performance of Landlord’s Work. Notwithstanding any provision hereof to the contrary, if Landlord’s Work is not Substantially Completed on or before the date occurring five (5) months after the date of this Lease (the “Outside Completion Date”), for any reason other than Excusable Delay or any Tenant Delay, (including, but not limited to, Tenant’s failure to complete, and obtain all required approvals and inspections for, any work being performed by Tenant which must be so completed in order for Landlord to obtain a certificate of occupancy for the Premises) Tenant shall be entitled to an abatement of one (1) day’s Base Rent for each day after the Outside Completion Date that Substantial Completion of Landlord’s Work is so delayed.

3.2  As used herein, "Substantially Complete" “Substantial Completion” “substantially complete” “substantial completion” or words of similar import shall mean that (i) Landlord’s Work is fully completed substantially in accordance with the Plans and Specifications (as such term is defined in the defined in the Workletter), except for minor items, the incompletion of which will not unreasonably interfere with Tenant's normal business operations and (ii) a certificate of occupancy has been issued for the Premises by the Governmental Authority having jurisdiction).

ARTICLE IV

4.             ACCEPTANCE

4.1  Tenant acknowledges that it is currently in possession a portion of the Premises, and Tenant has accepted the Premises in its “as is” condition as of the date hereof, subject to the completion of Landlord’s Work.

ARTICLE V

5.             COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

5.1 Tenant shall not do, or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire and extended coverage or public liability insurance on the Real Property, or invalidate or conflict with the fire and extended coverage insurance or public liability insurance policies covering the Real Property, any Building fixtures, or any personal property kept therein, or interfere (by more than a de minimis extent) with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the present or future laws, rules, or regulations of any Governmental Authority. Tenant hereby indemnifies and will hold Landlord harmless of and from all liability for injury to persons or damage occurring on the Premises, in the Building, or on the Real Property whether occasioned by any act or omission of Tenant, or Tenant's agents, servants, employees, invitees, or licensees. Tenant agrees that any increase in insurance premiums on the Building or contents caused by Tenant’s specific use or manner of use of the Premises (as opposed to the use of the Premises for general office purposes generally) and any expense or cost incurred in consequence of negligence, carelessness, or willful action of Tenant, Tenant's agents, servants, employees, invitees or licensees, shall be reimbursed to Landlord within twenty (20) days of demand therefore. Any amounts payable by Tenant hereunder shall be deemed Additional Rent.

ARTICLE VI

6.             PERSONAL PROPERTY TAXES

6.1 Tenant agrees to pay all taxes imposed on the personal property of Tenant, the conduct of its business, and its use and occupancy of the Premises.

ARTICLE VII

7.1	ADDITIONAL RENT

7.1 Tenant hereby covenants and agrees to pay as Additional Rent the amounts as set forth below.

7.2	REAL ESTATE TAXES

7.2.1 Commencing on the first anniversary of the Commencement Date, for each tax year or part of a tax year occurring within the Term, Tenant shall pay to Landlord in the manner described in paragraph 7.4, as Additional Rent, Tenant's Proportionate Share of the amount by which the Real Estate Taxes attributable to such period exceed the Real Estate Taxes attributable to the Base Tax Year (or corresponding portion thereof). For the purposes hereof "Base Tax Year" shall mean the calendar year 2007.

7.2.2 As used herein, the term "Real Estate Taxes" shall mean those real estate taxes, assessments, sewer rents, rates and charges which shall be levied, imposed or assessed upon the Real Property, including, but not limited to assessments for any special improvement district in which the Real Property may be located, provided that, if because of any change in the method of taxation of real estate any other tax or assessment is imposed upon Landlord or the owner of the Real Property or upon or with respect to the Real Property or the rents or income therefrom in substitution for or in lieu of those taxes attributable to the Real Property, such other tax or assessment shall be deemed Real Estate Taxes for the purpose herein; provided, however, that Real Estate Taxes shall not include any gift, inheritance, estate, franchise, income, profits, capital or similar tax imposed, unless and to the extent any such tax shall be imposed or levied in lieu of Real Estate Taxes.

7.2.3 Landlord may take the benefit of the provisions of any statute or ordinance permitting any Real Estate Taxes to be paid over a period of time.

7.2.4 Tenant's Proportionate Share of the amount by which the Real Estate Taxes exceed the Real Estate Taxes for the Base Tax Year shall be determined from the amount finally determined to be legally due for the Base Tax Year as a result of legal proceedings or otherwise. In the event the Real Estate Taxes for the Base Tax Year have not been finally determined by legal proceedings or otherwise at the time of payment of Real Estate Taxes for any subsequent tax year, the actual amount of Real Estate Taxes paid by Landlord for the Base Tax Year shall be used to calculate any excess thereof. Upon a final determination of the Real Estate Taxes for the Base Tax Year by legal proceedings or otherwise, Landlord shall deliver to Tenant a statement setting forth the amount of Real Estate Taxes for the Base Tax Year as finally determined and showing the computation of any adjustment due to Landlord or to Tenant by reason thereof. Any payment due to Landlord or any credit due to Tenant by reason of such adjustment shall be made as provided herein.

7.2.5 If Landlord shall receive any refund of Real Estate Taxes in respect of any tax year following the Base Tax Year, Landlord shall deduct from such refund any reasonable expenses incurred in obtaining such refund, and out of the remaining balance of such refund, Landlord shall credit to Tenant Tenant's Proportionate Share of such refund provided however, that in no event shall any such refund reduce Tenant’s Proportionate Share of Real Estate Taxes beyond that which was originally charged to Tenant as Additional Rent. Any reasonable expenses incurred by Landlord in contesting the validity of the amount of the assessed valuation of the Real Property or of any Real Estate Taxes for any year after the Base Tax Year, to the extent not offset by a tax refund, shall be included as an item of Real Estate Taxes for the tax year in which such contest shall be finally determined for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder.

7.2.6 If Landlord shall receive any refund of Real Estate Taxes in respect of the Base Tax Year, Tenant’s Additional Rent shall be adjusted to reflect said adjustment to the Real Estate Taxes attributable to the Base Tax Year and Tenant shall pay to Landlord, within thirty (30) days after Landlord’s presentation of Landlord’s Statement to Tenant therefor, as Additional Rent, Tenant’s Proportionate Share of the amount, if any, by which the Tenant had or has been undercharged for Real Estate Taxes by reason of the amount of Real Estate Taxes upon which the Base Tax Year had been calculated prior to any such refund being taken into account.

7.2.7 If the tax year for Real Estate Taxes shall be changed, then appropriate adjustment shall be made in the computation of the Additional Rent due to Landlord or any credit due to Tenant, in accordance with sound accounting principles to effectuate the changeover to any new tax year adopted by any taxing authority.

7.2.8 If the last year of the Term ends on any day other than the last day of a tax year, any payment due to Landlord or credit due to Tenant by reason of any increase or decrease, as the case may be, in Real Estate Taxes shall be prorated and Tenant covenants to pay any amount due to Landlord within thirty (30) days after being billed therefor and Landlord covenants to credit any amount due to Tenant as the case may be. These covenants shall survive the expiration or termination of this Lease.

7.3           LANDLORD'S OPERATING EXPENSES

7.3.1 Commencing on the first anniversary of the Commencement Date, for each year or part of a year occurring within the Term, Tenant shall pay to Landlord in the manner described in paragraph 7.4, as Additional Rent, Tenant's Proportionate Share of the amount by which Landlord's Operating Expenses attributable to such period exceed Landlord's Operating Expenses attributable to the Base Operating Year (or corresponding portion thereof). For the purposes hereof "Base Operating Year" shall mean the calendar year 2007.

7.3.2 As used herein, the term "Landlord's Operating Expenses" shall mean those costs or expenses paid or incurred by Landlord for operating, maintaining, and repairing (inclusive of Structural Repairs) the Building, any of its systems, or the Real Property, including the cost of electricity, gas, water, fuel, window cleaning, janitorial service, insurance of all kinds carried in good faith by Landlord and applicable to the Building or the Real Property, snow removal, maintenance and cleaning of the parking lot, landscape maintenance (including replanting and replacing flowers and other plantings), painting or repainting or redecorating of the public areas, maintenance of equipment and replacement of worn out mechanical or damaged equipment, uniforms, management fees, typical and customary office expenses, building supplies, sundries, sales or use tax on supplies or services, wages, salaries and other compensation, including applicable payroll taxes and benefits, of all persons engaged by Landlord for the operation, maintenance and repair of the Building and the Real Property including independent contractors' fees, replacement cost of tools and equipment, legal and accounting expenses, and any other expenses or costs, which in accordance with generally accepted accounting principles and the standard management practices for office buildings comparable to the Building would be considered as an expense of operating, maintaining, or repairing the Building and the Real Property. Excluded from Landlord's Operating Expenses are:

(a)
Repairs or other work occasioned by fire, windstorm or other casualty for which there is insurance coverage (to the extent of such coverage) or by the exercise of eminent domain or any expenditures for which Landlord is reimbursed from any source.

(b)
With respect to present or prospective tenants or other occupants of the Building, all costs, including leasing commissions and attorneys’ fees incurred by Landlord in connection with the negotiations and transactions with such persons.

(c)	With respect to present or prospective tenants or other occupants of the Building, renovating or otherwise improving or decorating, painting or redecorating space for such persons.

(d)
Landlord’s cost of electricity and other services that are sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over and above the basic rent payable under the lease with such tenant.

(e)
Costs incurred by Landlord for alterations or improvements which are considered capital improvements or replacements under the Internal Revenue Code and generally accepted accounting principles, except where such capital improvement or replacement is made as a cost savings measure in which case such capital expenditure, together with interest thereon at 8% per annum, shall be amortized and charged to Tenant over the useful life of such improvement or replacement.

(f)	Depreciation and amortization except as provided above.

(g)	The costs of all services furnished to any other tenant of the Building on a “rent inclusion” basis which are not provided to Tenant on such basis.

(h)
Legal fees and related legal costs, together with any damages awarded Tenant or any other tenants, incurred by Landlord due to the violation by Landlord or any other tenant of the terms and conditions of any lease of space in the Building.

(i)
Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Real Property, to the extent only that the costs of such services exceed reasonable costs of such services were they not rendered by a subsidiary or affiliate.

(j)	Interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases.

(k)	Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

(l)	All items and services for which any tenant reimburses Landlord or pays third persons.

(m)	Advertising and promotional expenditures.

(n)	Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority.

(o)	Management fees to the extent they exceed similar costs incurred in comparable office buildings in the area.

(p)	Costs for sculpture, paintings or other objects of art.

(q)	Wages, salaries, or other compensation paid to any executive employees above the grade of building superintendent or building manager.

(r)	Financing costs, including but not limited to points, commitment fees and legal fees incurred in connection therewith.

(s)	Costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy hazardous or toxic materials or asbestos-containing materials or the cost of any environmental site assessment.

(t)	Costs arising from Landlord’s charitable or political contribution.

(u)	Insurance premiums to the extent any tenant causes Landlord’s existing insurance premiums to increase or requires Landlord to purchase additional insurance.

7.4           LANDLORD'S STATEMENTS

7.4.1 On or about May first of each year of the Term, or within a reasonable period of time thereafter, Landlord shall submit to Tenant a statement ("Landlord's Statement") showing in reasonable detail Landlord's Operating Expenses and Real Estate Taxes during the preceding calendar year. Within twenty (20) days next following the submission of a Landlord's Statement which shows that Landlord's Operating Expenses and/or the Real Estate Taxes for the calendar year exceeded Landlord's Operating Expenses for the Base Operating Year and/or Landlord's Real Estate Taxes for the Base Tax Year, respectively, Tenant shall pay to Landlord, Tenant's Proportionate Share of the amount by which Landlord's Operating Expenses for the Base Operating Year and/or Landlord's Real Estate Taxes for the Base Tax Year, respectively, were exceeded, less the amount of any Estimated Payments made by Tenant for such year pursuant to Section 7.4.2. Provided Tenant pays its Proportionate Share of said amount in accordance with the terms herein, Tenant or its representative shall have the right to examine Landlord's books and records with respect to the items in the foregoing Landlord's Statement during normal business hours at any time within thirty (30) days following the delivery by Landlord to Tenant of such Landlord's Statement. Tenant's failure to inspect during said time period shall be deemed a waiver of Tenant's right to so inspect and Tenant waives its right to request any such inspection after said thirty (30) day period. Unless Tenant shall take written exception to any item contained therein within thirty (30) days after the delivery of same, such Landlord's Statement shall be considered as final and accepted by Tenant and Tenant waives its right to take exception after said thirty (30) day period. In the event Tenant takes timely written exception to any item contained in Landlord's books and records with respect to the items in the foregoing Landlord's Statement, any payment made in accordance with this Paragraph 7.4.1 shall be deemed made in protest to the extent of such exception.

7.4.2 On the first day of each month following the submission of any Landlord's Statement which shows that Tenant is obligated to pay Additional Rent pursuant to this ARTICLE, Tenant shall pay to Landlord, on account of its potential obligation to pay such Additional Rent for the calendar year following the calendar year for which such Landlord's Statement shall have been rendered, a sum equal to one-twelfth (1/12) of the amount which the Tenant shall have paid as such Additional Rent for such prior calendar year (“Estimated Payments”). Such Estimated Payments shall be due with each monthly installment of Basic Rent until submission of the next succeeding Landlord's Statement and shall be collectible by Landlord as Additional Rent. However, the Landlord may, at its election from time to time, revise the monthly Estimated Payments based on the Landlord's operating budget for the year to which the Estimated Payments apply (Budget Billing). The revised Estimated Payments may begin on January 1 of the subject year or thereafter whenever such revised Estimated Payments are determined with an appropriate retroactive adjustment to January 1 of that year.

7.4.3 In each Landlord's Statement there shall be a reconciliation as follows: Tenant shall be charged with any Additional Rent shown on such Landlord's Statement, which charge shall be reduced by the aggregate amount of Estimated Payments, if any, paid by Tenant on account thereof. Tenant shall pay any net balance due to Landlord within thirty (30) days as set forth above; any overpayment shall be applied by Landlord against the next accruing monthly installment of Additional Rent, or shall be paid over to Tenant upon termination of this Lease, subject to Landlord's rights and remedies hereunder.

7.4.4 Any increase or decrease in Additional Rent under this ARTICLE shall be prorated for the final calendar year of the Term if such year covers a period of less than twelve (12) months. In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this ARTICLE result in a decrease in the Basic Rent payable hereunder. Tenant's obligation to pay Additional Rent and Landlord's obligation to credit to Tenant any amount referred to in this ARTICLE for the final year of the Term shall survive the expiration or termination of this Lease.

ARTICLE VIII

8.             RULES AND REGULATIONS

8.1 Tenant, on behalf of itself and its employees, agents, servants, invitees, and licensees, agrees to comply with the Rules and Regulations with respect to the Real Property which are set forth at the end of this Lease and which are expressly made a part hereof. Landlord shall have the right to make reasonable amendments thereto from time to time for the safety, care, and cleanliness of the Real Property, the preservation of good order therein, and the general convenience of all the tenants and Tenant agrees to comply with such amended Rules and Regulations, after thirty (30) days written notice thereof from Landlord. All such amendments shall apply to all tenants in the Building, and will not materially interfere with the use and enjoyment of the Premises or the parking lot by Tenant. Landlord shall not apply the Rules and Regulations in a manner which discriminates against Tenant.

ARTICLE IX

9.            LANDLORD'S RIGHT OF ENTRY

9.1 Landlord and Landlord's agents and representatives shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours for the following purposes: (1) examining the Premises; (2) making such repairs or alterations therein as may be necessary in Landlord's sole judgment for the safety and preservation thereof; (3) erecting, maintaining, repairing, or replacing wires, cables, conduits, vents or plumbing equipment running in, to, or through the Premises; (4) showing the Premises to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees or others; or (5) showing the Premises to prospective new tenants of the Premises during the last six (6) months of the Term. However, Landlord shall give Tenant reasonable prior notice, oral or otherwise, before commencing any non-emergency repair or alteration.

9.2 Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

9.3 Landlord, in exercising any of its rights under this ARTICLE IX, shall not be deemed guilty of an eviction, or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same, (except for Landlord’s gross negligence or willful misconduct). The Basic Rent and Additional Rent as defined in this Lease shall in no way abate while said repairs or alterations are being made. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises in exercising its rights pursuant to Section 9.1; provided, however, Landlord shall not be obligated to employ labor at overtime or other premium pay rates or incur any other expenditure.

9.4 All work performed by or on behalf of Landlord in or on the Premises pursuant to this ARTICLE IX shall be performed with as little inconvenience to Tenant's business as possible, and in such manner as not unreasonably to interfere therewith.

ARTICLE X

10.	MAINTENANCE BY TENANT

10.1 Tenant shall take good care of the Premises throughout the Term and shall preserve same in the condition delivered to Tenant on the Commencement Date, normal wear and tear excepted. Tenant agrees to be responsible for the cost of maintenance or repair of any plumbing exclusively serving the Premises. Tenant further agrees not to injure, overload, deface, or commit waste of the Premises, the Building or the Real Property. Tenant shall be responsible for all injury or damage of any kind or character to the Real Property, including the windows, floors, walls, ceilings, lights, electrical equipment, and HVAC equipment, caused by Tenant or by anyone using or occupying the Premises by, through, or under the Tenant. Landlord shall repair the same and Tenant shall pay the costs incurred therefore to Landlord immediately upon demand. If the Premises become infested with vermin, Tenant shall, at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such extermination as shall be approved by Landlord. Tenant shall be responsible for the cost of maintenance and repair of all plumbing and related equipment which is within the Premises.

10.2	MAINTENANCE BY LANDLORD

10.2.1 Landlord shall be responsible for making all Structural Repairs and shall maintain, repair and replace all Building systems, including, but not limited to, plumbing, heating, air conditioning, electrical, and mechanical fixtures (exclusive of (a) starters, ballasts, fluorescent lamps, and (b) electrical and mechanical fixtures or plumbing installed by or on behalf of Tenant) which shall be standard for the Building, when required, and maintain and make repairs to the parking area and the exterior of the Building, except those repairs or replacements arising from the negligence of Tenant, its agents, servants, employees, licensees, or invitees, which shall be the sole responsibility of Tenant. This paragraph shall not be construed to prohibit Landlord from including the costs paid or incurred hereunder as "Landlord Operating Expenses" when appropriate under the provisions of ARTICLE VII.

ARTICLE XI

11.           ALTERATIONS OR IMPROVEMENTS BY TENANT

11.1 Tenant shall make no changes in or to the Premises of any nature without Landlord's prior written consent. Subject to the aforementioned consent of Landlord, Tenant at Tenant's sole expense, may hire contractors approved by Landlord, or Landlord may elect, on Tenant’s behalf, to make such alterations, installations, additions, or improvements in or to the Premises (collectively "Tenant Alterations") which are non-structural and which do not affect utility services, plumbing, electrical lines, sprinkler systems, HVAC systems or any other mechanical systems, in or to the Premises or Building or which involve any drywall construction. Landlord shall respond to any request for approval of Tenant Alterations within thirty (30) days after such request, and as to any Tenant Alterations with respect to which, in accordance with good construction practice, plans and specifications are customarily prepared or are required to be filed with a Governmental Authority, together with the plans and specifications therefor (collectively, an “Alterations Request”), is submitted to Landlord. If Landlord fails to respond to Tenant’s Alterations Request within such 30-day period, then as Tenant’s sole remedy, Tenant shall have the right to provide Landlord with a second request for approval (a “Second Approval Request”), which shall specifically identify the Tenant Alterations to which such request relates, and set forth in bold capital letters the following statement: IF LANDLORD FAILS TO RESPOND WITHIN 5 BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THE ALTERATION PLANS SPECIFICALLY DESCRIBED HEREIN SHALL BE DEEMED APPROVED AND TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION OF THE ALTERATIONS IN ACCORDANCE WITH THE ALTERATION PLANS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND, SUBJECT, HOWEVER, TO THE OTHER TERMS AND CONDITIONS OF THE LEASE. If Landlord fails to respond to a Second Approval Request within five (5) Business Days after receipt by Landlord, then as Tenant’s sole remedy, the Alterations Request shall be deemed to be approved by Landlord, provided that Tenant shall otherwise have complied with and otherwise shall comply with all applicable provisions of this Lease relating to the performance of such Alterations. All such Tenant Alterations shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises, unless otherwise required by Landlord to be removed by Tenant upon the expiration or termination of this Lease, or unless Tenant, by notice to Landlord no later than thirty (30) days prior to the Termination Date, requests Landlord's consent to remove same. Notwithstanding the foregoing, simultaneously with submitting to Landlord any Alterations Request, Tenant may submit to Landlord a notice in writing (using bold letters) requesting Landlord to notify Tenant whether Landlord shall require Tenant, on the Termination Date or sooner termination of this Lease, to remove the specified Tenant Alterations depicted in such Alterations Request as provided in this Section (an “Alteration Removal Request”). If Tenant fails to so submit such Alteration Removal Request, and if the Tenant Alterations are in fact made (it being agreed that such Tenant Alterations shall be subject to the terms and provisions of this Lease), Landlord shall have the option to require Tenant, on the Termination Date or sooner termination of the Term, to remove all or any of the Tenant Alterations shown on such Alterations Request. If Landlord does not respond to the Alteration Removal Request at the time that Landlord approves the Tenant Alterations, then as Tenant’s sole remedy, Tenant shall have the right to provide Landlord with a second Alteration Removal Request (a “Second Alteration Removal Request”), which shall specifically identify the Tenant Alterations to which such request relates, and set forth in bold capital letters the following statement: IF LANDLORD FAILS TO RESPOND WITHIN 5 BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, TENANT SHALL NOT BE REQUIRED, AT THE EXPIRATION OR SOONER TERMINATION OF THE TERM OF THE LEASE, TO REMOVE THE SPECIFIED ALTERATIONS OR RESTORE THE PREMISES AS PROVIDED IN THE LEASE. If Landlord shall respond to the Alteration Removal Request or a Second Alteration Removal Request, Landlord shall state in such response whether or not Tenant shall be required, at the Termination Date or sooner termination of this Lease, to remove such Tenant Alterations as provided in this Section. If Landlord fails to respond to a Second Alteration Request within five (5) Business Days after receipt of same by Landlord, then as Tenant’s sole remedy Landlord shall be deemed to have agreed that Tenant shall not be required to remove the specified Tenant Alterations at the Termination Date or sooner termination of this Lease. If Landlord, in a timely manner, shall respond to an Alteration Removal Request or a Second Alteration Removal Request, then Tenant’s obligations to remove such Tenant Alterations and restore the Premises shall be as set forth in Landlord’s response. If Landlord requires or consents to Tenant’s request for the removal of Tenant’s Alterations, the same shall be removed from the Premises by Tenant prior to the Termination Date at Tenant's sole expense. Nothing in this ARTICLE shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, movable office furniture and equipment. Upon removal of any such or any Tenant Alterations from the Premises or upon removal of any other installation as may be permitted by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to such Tenant Alteration. Tenant shall take care during such removal, and Tenant shall repair any damage to the Premises or to the Real Property incurred during such removal. All property permitted or required to be removed by Tenant at the end of the Term which remains on the Premises after the Termination Date shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense.

11.2 Prior to the commencement of any Tenant Alteration, Tenant shall at its sole expense, obtain all required permits, approvals, and certificates required by all Governmental Authorities, if any, and upon completion of the alteration, certificates of final approval thereof. Tenant shall deliver to Landlord promptly upon its receipt copies of same. Tenant shall carry and will cause Tenant's contractors and subcontractors to carry such workman's compensation, general liability, personal and property damage insurance as required by law and in amounts no less than the amounts set forth in ARTICLE XXXI below.

11.3 Upon completion of any Tenant Alterations, Tenant shall promptly deliver to Landlord (i) an unconditional, final Certificate of Occupancy, if required by the applicable Governmental Authority, (ii) "as-built" final plans and drawings identical to those upon which Landlord granted its approval (if applicable) and (iii) if the Tenant Alteration is of a type that is customarily supervised by an architect in accordance with good construction practice, Tenant's architect's certification that the alterations as completed conform with all applicable local, county state and/or federal statutes, ordinances, rules, regulations and codes including, but not limited to the orders, rates and regulations of the National and local Boards of Fire Underwriters and any other body or bodies hereinafter exercising similar functions.

ARTICLE XII

12.	ASSIGNMENT AND SUBLETTING

12.1 Subject to the provisions of Section 12.13, Tenant for itself, its heirs, distributees, successors, and assigns, expressly covenants that it shall not directly or indirectly by operation of law, merger, consolidation, reorganization, dissolution, change of majority ownership of Tenant, or otherwise, assign (which for purposes of this Lease, shall include any such merger, consolidation, reorganization, dissolution or change of ownership of Tenant), mortgage, or encumber this Lease, or any part thereof, or permit the Premises to be used by others without the prior written consent of Landlord in each instance. Any attempt to do so by the Tenant shall be void. The consent by Landlord to any assignment, mortgage, encumbrance, subletting, or use of the Premises by others shall not constitute a waiver of Landlord's right to withhold its consent to any other assignment, mortgage, encumbrance, subletting or use of the Premises by others. Without the prior written consent of Landlord, this Lease and the interest of Tenant therein or any assignee of Tenant therein, shall not pass by operation of law, and shall not be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant or any assignee of Tenant.

12.2 Landlord covenants and agrees that it will not unreasonably withhold, condition or delay its consent to Tenant's assigning or subletting all or a part of the Premises; provided, however, (1) that Tenant shall not be in default, beyond any applicable notice and cure periods, under any of the terms, covenants, conditions, provisions, and agreements of this Lease at the time of any notice or request for consent under the terms of this ARTICLE or at the effective date of such subletting or assigning; and (2) that such subletting or assigning shall not be made with a tenant who shall be or who shall seek to use any portion of the Premises for a use incompatible with that customarily found in first-class office buildings, and further provided, the Premises may not be sublet or assigned to any employment agency, governmental department, labor union office, doctor's or dentist's office, dance or music studio, school or beauty salon and (3) that the proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the 12 months immediately preceding Tenant's request for Landlord's consent, provided Landlord shall have comparable space then available, or to become available within four (4) months from the effective date of the proposed assignment or subletting, for leasing for a comparable term.

12.3 If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall submit to Landlord: (1) the name and address of the proposed assignee or subtenant; (2) the terms of the proposed assignment or subletting; (3) the nature of the proposed assignee's or subtenant's business; and (4) such information as to the proposed assignee's or subtenant's financial responsibility and general reputation as Landlord may reasonably require.

12.4 Upon the receipt of such request and information from Tenant, Landlord shall have the option to be exercised in writing within thirty (30) days after such receipt, to either (1) cancel and terminate this Lease, if the request is to assign this Lease or to sublet all of the Premises for a term ending within twenty-four (24) months of the Termination Date, or if the request is to sublet a portion of the Premises only, for a term ending within twenty four (24) months of the Termination Date, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option, which date shall be no less than thirty (30) days after delivery of such notice; or (2) to grant said request; or, (3) to deny such request.

12.5 In the event Landlord shall cancel this Lease, Tenant shall surrender possession of the Premises, or the portion of the Premises which is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises. If the Lease shall be canceled as to a portion of the Premises only, the Basic Rent and Additional Rent payable by Tenant hereunder shall be reduced proportionately according to the ratio that the number of square feet in the portion of space surrendered bears to the square feet in the Rentable Area of the Premises.

12.6 In the event that Landlord shall consent to a sublease or assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions, and agreements of this Lease for the period covered by the assignment or sublease and to the extent of the space sublet or assigned. An executed copy of each sublease or assignment and assumption of performance by the sublessee or assignee, on a form acceptable to Landlord, shall be delivered to Landlord on or before the commencement of occupancy set forth in such assignment or sublease. No such assignment or sublease shall be binding on Landlord until Landlord has received such copies as required herein.

12.7 In no event shall any assignment or subletting (whether or not Landlord may have consented), release or relieve Tenant from its obligations to fully perform all of the terms, covenants, and conditions of this Lease on its part to be performed.

12.8 Without otherwise restricting the grounds upon which Landlord may otherwise withhold its consent, Landlord shall not be deemed to have unreasonably withheld its consent to such an assignment or subletting if "Landlord Consent Requirements" are not satisfied. Furthermore, Landlord may withhold its consent if, in its judgment, it determines that:

12.8.1 The proposed new use of the Premises is not, in Landlord's reasonable opinion, appropriate for the Building or in keeping with the character of the existing tenancies or is expressly prohibited under the terms of this Lease.

12.8.2 The proposed assignee's use or occupancy will make unreasonable or excessive demands on the Building's services, maintenance or facilities or will cause excessive traffic or unacceptable increase in density of traffic of the building.

12.8.3 Less than fifty (50%) percent of the Rentable Area Of The Building is then rented.

12.9 As used herein, "Landlord's Consent Requirements" shall mean the following minimum requirements which must be met by Tenant before Landlord shall consent to an assignment or subletting of all or part of the Premises:

12.9.1 There shall be at any one time no more than two (2) occupants (including Tenant) of the Premises.

12.9.2 The assignment or subletting shall be for not less than 3,000 square feet of Rentable Space of the Premises, provided that the location of any demising walls shall be subject to Landlord’s approval and no demising wall shall be constructed in connection with any sublease for a term of less than 24 months.

12.10 If Landlord shall consent to any subletting or assignment, in accordance with the terms of this ARTICLE, fifty (50%) percent of any rents or other consideration received by the Tenant in excess of the rents or other sums required to be paid by Tenant to Landlord, shall be paid by Tenant to Landlord.

12.11 Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs and expenses (including without limitation the reasonable charges of any outside architectural, engineering, accounting or legal professionals retained by Landlord to review the proposed assignment or sublease, if any) incurred by Landlord in connection with any proposed subletting or assignment by Tenant. The amount of such costs and expenses shall be deemed to be Additional Rent under the terms of this Lease and shall be payable by Tenant upon demand, regardless of whether Landlord consents to or denies such assignment or sublease or elects to cancel this Lease as provided in paragraph 12.4 above.

12.12 Neither the Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises or any other portion of the Real Property shall enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of space in the Premises or any other portion of the Real Property which provides for any rental or other payment for such use, occupancy or utilization based in whole or in part upon the net income or profits derived from any person from the space in the Premises or any other portion of the Real Property so leased, used, occupied or utilized, other than an amount based upon a fixed percentage or percentages of gross receipts or gross sales.

12.13 If Tenant is a corporation, the transfer by one or more transfers, directly or indirectly, by operation of law or otherwise, of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article shall not apply to the transfer of shares of stock of Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Section the term “transfers” shall be deemed to include the issuance of new stock or of treasury stock which results in a majority of the stock of Tenant being held by a any individual(s) or entity(ies) that do not hold a majority of the stock of Tenant on the date hereof. If Tenant is a partnership, limited, liability company or other entity, the transfer by one or more transfers, directly or indirectly, by operation of law or otherwise, of a majority of the beneficial ownership interest in such entity shall be deemed a voluntary assignment of this Lease. Notwithstanding the foregoing, Landlord’s consent shall not be required for (a) a merger or consolidation of Tenant into or with another entity, or (b) an assignment of this Lease to an entity acquiring all or substantially all of Tenant’s assets or (c) an entity which Controls, is Controlled by or is under Common Control with, Tenant, so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (A) the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (B) the net worth of the original Tenant on the date of this Lease, (iii) proof satisfactory to Landlord of such net worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (iv) Landlord is provided with at least ten (10) days prior notice of such transaction.

ARTICLE XIII

13.	SURRENDER

13.1 Upon the termination of the Term or prior expiration of this Lease, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as on the Commencement Date, normal wear and tear, repairs and replacements by Landlord, alterations, additions, and improvements permitted hereunder, and damage by fire or other casualty, excepted, free and clear of all occupancies. Tenant's obligations to observe or perform this covenant shall survive the Termination Date or prior expiration of the Term. If the Termination Date falls on a Sunday or a legal holiday, this Lease shall expire at 12 noon on the business day first preceding said date.

ARTICLE XIV

14.	HOLDING OVER

14.1 If Tenant holds possession of the Premises beyond the Termination Date or prior expiration of the Term, Tenant shall become a tenant from month-to-month at the Basic Rent and Additional Rent payable hereunder during the last year of the Term, multiplied by the following percentages: 150% for the first 30 days of such holdover and 200% thereafter, and upon all other terms and conditions of this Lease, and shall continue to be such month-to-month tenant until such tenancy shall be terminated by Landlord and such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord, upon said Termination Date or prior expiration of the Term shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the speedy repossession of the Premises. In addition, if such holdover shall continue for fifteen (15) days or more, Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability or expense, including, but not limited to, attorney’s fees resulting from such failure to vacate and also including any claims made by any succeeding tenant founded on such failure to vacate.

ARTICLE XV

15.1	LANDLORD'S SERVICES

15.1.1 Landlord shall furnish to Tenant the services set forth in this Lease, the Rules and Regulations and the Building Maintenance Specifications annexed hereto as services which are covered by the Basic Rent and Additional Rent.

15.1.2 Air heating and air cooling shall be furnished in accordance with the specifications set forth in paragraph 2E of the Workletter, only between the hours of 8:00 a.m. and 6:00 p.m. Mondays through Fridays, Saturdays 8:00 a.m. until 1:00 p.m., Sundays and Building Holidays excluded. Air cooling shall be provided only from April 1st through October 15th, and then only when weather conditions require.

15.1.3 If Tenant shall request the use of air heating or cooling at any times other than the hours provided in Section 15.1.2 for such service, Landlord shall furnish such to Tenant provided that: (1) Tenant pays to Landlord as Additional Rent, together with the next monthly installment of Basic Rent, the special overtime charge of Sixty-Five ($65.00) Dollars per hour therefor, subject to prorated increase in the charge and surcharge for electric energy by the public utility supplying same to the Building; and (2) Tenant's written request shall be received by Landlord by 1:00 p.m. of the day before such service is required.

15.1.4 Tenant shall reimburse Landlord for Landlord’s cost of removal from the Premises, the Building or the Real Property, of any refuse and rubbish of Tenant in excess of such refuse and rubbish incident to the ordinary office use of the Premises as permitted by this Lease and Tenant shall pay all bills therefore within ten (10) days after same are rendered. In addition, Tenant shall reimburse Landlord for the cost to Landlord of replacement of light and fluorescent light bulbs after the first year of the Term.

15.2	ELECTRICITY

15.2.1 Throughout the Term, Landlord agrees to redistribute electrical energy to the Premises (not exceeding the present electrical capacity at the Premises), upon the following terms and conditions: (1) Tenant shall pay for such electrical energy as provided by this paragraph 15.2.1; (2) Landlord shall not be liable in any way to Tenant, Tenant's agents, servants, employees, invitees or licensees, for any loss, damage, or expense which Tenant, Tenant's agents, servants, employees, invitees or licensees, may sustain or incur as a result of any failure, defect, or change in the quantity or character of electricity furnished to the Premises, except to the extent caused by Landlord’s gross negligence or willful misconduct, or if such quantity or character of electricity furnished to the Premises is no longer available or suitable for Tenant's requirements or due to any cessation, diminution or interruption of the supply thereof; (3) Tenant’s consumption of electricity shall be measured by the submeter currently installed in the Premises which submeter shall measure only the electricity consumed in the Premises (the reading of which submeter shall be paid for by Tenant), and Tenant shall pay for its consumption of electricity as shown on such submeter at the rate paid by Landlord from time to time to the public utility company, within ten (10) days after Landlord gives Tenant an invoice therefor. The submeter shall not be removed by Tenant upon its surrender of the Premises. If Tenant leases any space in the Building in addition to the Premises and Tenant’s electrical usage in such space is not measured by the submeter Landlord shall have the right, at Tenant’s expense, to cause an independent electrical engineering consultant selected by Landlord and reasonably acceptable to Tenant, to make a survey of the electric power demand of the electric lighting fixtures and the electric equipment of Tenant used in such space to determine the average monthly electric consumption thereof. The findings of said consultant as to the average monthly electric consumption of Tenant shall be conclusive and binding on the parties hereto. Landlord shall have the right at any time during the Term, at Tenant's expense, to cause such non-submetered electrical usage in such space to be re-surveyed. In the event that such re-survey shall indicate increased or decreased electrical consumption from that established by the prior survey, there shall be an appropriate adjustment in the amount paid by Tenant to Landlord for Tenant's electrical consumption in accordance with the results of the new survey, as well as an adjustment retroactive to the date of Tenant's increase or decrease in electrical consumption, as established by the prior survey. All such amounts shall be treated as Additional Rent due hereunder; (4) in the event that there shall be an increase or decrease in the rate schedule of the public utility for the supply of electric energy to the Building or the imposition of any tax with respect to such electric energy or increase in such tax following the Commencement Date, the Additional Rent payable hereunder shall be equitably adjusted to reflect the resulting increase, decrease, or tax; (5) Tenant shall be responsible for replacing all light bulbs, fluorescent lamps, non-building standard lamps and bulbs, and all ballasts used by Tenant in the Premises.

15.2.2 Tenant covenants that its use of electricity in the Premises shall be limited to and for the operation of (1) the building standard lighting, and (2) electric typewriters, calculators, copying machines, printers, computers, and other typical office machines. Tenant shall not substantially increase its electricity use through the addition of office equipment or machines without first obtaining the written consent of Landlord.

15.2.3 In no event shall Landlord be required or obligated to increase the electrical capacity of any portion of the Building’s system, or to provide any additional wiring or capacity to meet Tenant’s additional requirements, if any, beyond that which was servicing the Premises at the Commencement of the Lease Term. Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises. Tenant shall make no alteration to the existing electrical equipment or connect any fixtures, appliances, or equipment in addition to the equipment permitted in paragraph 15.2.2 above without the prior written consent of Landlord in each instance. Should Landlord grant such consent, all additional risers or other equipment required therefore shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord shall require an increase in the Additional Rent by an amount which will reflect the cost of the additional equipment and service to be furnished by Landlord. If Landlord and Tenant agree to such increase the Additional Rent increase shall be determined by an independent electrical engineer, to be selected by Landlord and whose services shall be paid for by Tenant.

15.2.4 Landlord reserves the right to discontinue furnishing electric energy to the Premises at any time if directed to do so by any public utility company or Governmental Authority to discontinue such service to the Building upon not less than one hundred twenty (120) days written notice to Tenant (or such shorter period of time as Landlord may be so directed), provided Tenant is able to obtain electricity directly from the public utility company. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obliged to furnish electric energy to Tenant and the Additional Rent (but not the Basic Rent) shall be reduced by a sum per annum equal to the amount that represented the cost to Landlord of such discontinued electricity for which Tenant had been obligated to pay Additional Rent. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Tenant may obtain such electric energy by means of the then-existing Building system feeders, risers, and wiring to the extent that the same are available, suitable, and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring, and other conductors and equipment which may be required to obtain electric energy from the public utility company shall be installed and maintained by Tenant at its sole expense.

15.2.5 Landlord shall not be liable in the event of any interruption in the supply of electricity, or for any consequence thereof and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement and in emergencies.

15.2.6 The failure of Landlord to furnish any service hereunder shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from failing to perform any of its obligations hereunder and shall not give Tenant any claims against Landlord for damages for failure to furnish such service.

ARTICLE XVI

16.	QUIET ENJOYMENT

16.1 Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements, and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold, and enjoy the Premises, subject and subordinate to the rights set forth in ARTICLE XXI, free from any interference whatsoever by, from, or through the Landlord, or any person claiming through or under Landlord; provided, however, that no diminution or abatement of the Basic Rent, Additional Rent, or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs, improvements or additions to the Premises or the Real Property, nor for any space taken to comply with any law, ordinance, or order of any Governmental Authority, except as and if expressly provided for herein.

ARTICLE XVII

17.	AIR AND LIGHT

17.1 This Lease does not grant any rights to air and light.

ARTICLE XVIII

18.	DEFAULT

18.1 Each of the following, whether occurring before or after the Commencement Date, shall be deemed a Default by Tenant and a breach of this Lease: (1) the filing of a petition by or against Tenant for adjudication as a bankrupt, or for reorganization, or for arrangement under any bankruptcy act; (2) the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant under any state or federal statute for relief of debtors; (3) the making by Tenant of an assignment for the benefit of creditors; (4) Intentionally Omitted; (5) the filing of a tax lien or a mechanics' lien against any property of Landlord or Tenant, which filing is not bonded or removed within thirty (30) days after written notice thereof from Landlord; (6) Tenant's causing or permitting the Premises to be vacant, for a period in excess of thirty (30) days after written notice thereof from Landlord; (7) failure by Tenant to pay Landlord when due the Basic Rent, Additional Rent or any other sum by the time required by the terms of this Lease which failure is not cured within five (5) days after written notice thereof from Landlord; and (8) a failure by Tenant in the performance of any other term, covenant, agreement, or condition of this Lease on the part of Tenant to be performed, which failure, if curable, is not cured within thirty (30) days (or such longer period as may be necessary, so long as Tenant is diligently and continuously undertaking such cure) after notice thereof from Landlord.

18.2 Notwithstanding anything herein to the contrary, Landlord shall not be required to provide Tenant with more than two (2) notices of default with respect to a default in the payment of Basic Rent or Additional Rent in any 12 consecutive month period during the Term of this Lease. Tenant herein waives any notice requirements found elsewhere in this Lease beyond the number described herein.

ARTICLE XIX

19.           LANDLORD'S RIGHTS UPON TENANT'S DEFAULT

19.1 Upon a Default by Tenant the following provisions shall apply and Landlord shall have the rights and remedies set forth herein which rights and remedies may be exercised upon or at any time following the occurrence of a Default unless, prior to such exercise, the Default shall have been cured by Tenant in all respects.

19.2 Landlord shall have the right to sue for unpaid Basic Rent, Additional Rent and for all other sums owed to Landlord.

19.3 By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination and in such case, Tenant's rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date specified in such notice; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord's damages and Tenant's liabilities arising prior to, out of and following the Default and the ensuing termination.

Following such termination (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant's property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord's consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

19.4 Unless and until Landlord shall have terminated this Lease under paragraph 19.3 above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term; and, in addition and without regard to whether Landlord shall have terminated this Lease, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses and expenses, including reasonable counsel fees, as Landlord incurs, directly or indirectly, because of any Default having occurred.

If Landlord either terminates Tenant's right to possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. Landlord shall be obligated to mitigate its damages to the extent required by applicable law; provided, however, Landlord shall have no obligation to have the Premises available for reletting or otherwise endeavor to relet so long as Landlord (or any related entity) has other comparable vacant space or property available for leasing to others and Landlord's obligation to mitigate damages shall be limited to such efforts as Landlord, in its sole reasonable judgment, deems appropriate.

19.5 The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

(1) all Basic Rent, Additional Rent and other charges accrued and unpaid as of the termination date; and

(2) (i) all costs and expenses actually incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant's property, improvements and alterations therefrom, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, or, in lieu thereof, the costs and expenses of remodeling or altering the Premises or any part for reletting the same, (iii) the costs of reletting (exclusive of those covered by the foregoing (ii)), including brokerage fees and reasonable counsel fees, and (iv) any overhead expenses related to the vacancy of the Premises for each month or part between the date of termination and the reletting of the entire Premises; and

(3) all Basic Rent, Additional Rent and other charges to the extent that the amount(s) of Additional Rent or other charges have been determined otherwise payable by Tenant over the remainder of the Term.

Less, deducting from the total determined under subparagraphs (1), (2), and (3) all rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

The damage sums payable by Tenant under the preceding provisions of this paragraph 19.5 shall be payable on demand from time to time as the amounts are determined.

In lieu of the damages payable in subparagraph (3) of this paragraph 19.5, Landlord shall be entitled to recover from Tenant, in a single action, as liquidated damages (in addition to the damages set forth in subparagraphs (1) and (2) of this paragraph 19.5) an amount equal all Basic Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term, which amounts shall be discounted to present value at a rate of interest equal to 2% below the interest rate then announced by JPMorgan Chase Bank, N.A. as its “Prime Rate” (or such other term as may be used by JPMorgan Chase Bank, N.A., from time to time), provided that for the purpose of calculating said liquidated damage amount, Additional Rent and other charges shall be fixed, from the date of such election or commencement of reletting, as the amount of Additional Rent and other charges which would have been paid by Tenant, had Tenant not defaulted, as of the date of such election.

19.6 Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of interest stated at paragraph 1.3.

19.7 Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

19.8 In addition to any applicable lien, none of which are to be deemed waived by Landlord, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid lien and security interest to secure payment of all rentals and other sums of money becoming due under this Lease from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in ARTICLE XXVI of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted herein. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of New Jersey.

19.9 For the purpose of this ARTICLE XIX, in the event of Tenant’s voluntary or involuntary bankruptcy, should the Tenant as Debtor-in-Possession or a Trustee appointed by the Bankruptcy Court, attempt to provide adequate assurance of Tenant’s ability to continue to operate out of the Premises, adequate assurance shall mean to the extent permitted by law, at a minimum, the following:

(i) The Trustee or Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Demised Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

(ii) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Debtor-in-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Trustee or Debtor-in-Possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-in-Possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

19.10 Notwithstanding anything to the contrary in this Lease, in no event shall either party be liable to the other for special, indirect or consequential damages except as provided in Section 14.1.

ARTICLE XX

20.      LANDLORD'S REMEDIES CUMULATIVE; EXPENSES

20.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, at Landlord's option, this Lease shall be construed to be a divisible contract, to the end that if Landlord so elects successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

20.2 Tenant shall pay, upon demand, all of Landlord's costs, charges and expenses, including reasonable fees of counsel, agents and others retained by Landlord, actually incurred in enforcing Tenant's obligations hereunder.

ARTICLE XXI

21.           SUBORDINATION, ESTOPPEL AND ATTORNMENT

21.1 This Lease is subject and subordinate to the lien of any and all mortgages (which term shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) and all ground or other underlying leases from which Landlord's title is derived (“ground leases”) which may now or hereafter encumber or otherwise affect the Real Property or Landlord's leasehold therein, and to any and all renewals, extensions, modifications, recasting or refinancing thereof. This clause shall be self operative and no further instrument of subordination need to be required by any mortgagee, trustee or ground lessee. Nevertheless, if requested by Landlord, Tenant shall promptly execute such subordination certificate or other subordination document requested. Tenant agrees that if any proceedings are brought for the foreclosure of any such mortgage, Tenant if requested to do so by the purchaser at the foreclosure sale or the grantee of any deed given in lieu of foreclosure, shall attorn to such purchaser or grantee, shall recognize the purchaser or grantee as the Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without any deduction or set-off or any kind whatsoever. Tenant agrees that if any proceedings are successfully brought for the termination of any ground lease, or if any other remedy is successfully exercised by any ground lessor whereby the ground lessor succeeds to the interests of tenant under the ground leases, Tenant, if requested to do so by the ground lessor, shall attorn to the ground lessor, shall recognize the ground lessor as the Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without deduction or set-off.

21.2 Tenant agrees at any time and from time to time upon not less than thirty (30) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord's a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications) and the dates to which the Basic Rent and Additional Rent have been paid, and stating whether Tenant knows of any default by Landlord under this Lease, and, if so, specifying each such known default, it being intended that any such statement delivered pursuant to this paragraph 21.2 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Real Property.

21.3 If, in connection with obtaining or continuing financing on the Premises, the Real Property, or improvements thereto, the Landlord's mortgage lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant agrees to promptly execute a modification document incorporating such modifications; provided that said modifications do not (i) increase the monetary obligations of the Tenant, (ii) adversely affect the Tenant's use of the Premises by more than a de minimis extent, (iii) increase any other obligation of Tenant more than to a de minimis extent, or (iv) reduce any obligation of Landlord under this Lease.

21.4 Landlord shall request an agreement from the holder of any mortgage or ground lease now or hereafter affecting the Building and/or Real Property on such holder’s customary form agreeing in substance that if Landlord’s interest in this Lease shall be foreclosed upon, then provided Tenant is not in default of its obligation hereunder beyond any applicable notice and grace period, Tenant’s occupancy of the Premises shall not be disturbed provided Tenant shall attorn to and recognize the holder of said mortgage or ground lessee as its Landlord hereunder, in accordance with all the executory terms and conditions of this Lease.

ARTICLE XXII

22.           DAMAGE BY FIRE OR OTHER CASUALTY

22.1 If the Premises shall be damaged by fire or other casualty: 1) except as otherwise provided in subsection (2) hereof, the damage shall be promptly repaired by and at the expense of Landlord and the Basic Rent and Additional Rent until such repairs shall be made shall be equitably abated according to the part of the Premises which is usable by Tenant, unless such damage was caused by the gross negligence or willful misconduct of Tenant or its servants, agents, employees, invitees, or licensees, in which case no abatement of Basic Rent or Additional Rent shall be made. Landlord agrees, at its expense, to repair promptly any damage to the Premises, except that Tenant agrees to repair or replace its own furniture, furnishings and equipment. No penalty shall accrue due to an Excusable Delay. (2) If the Premises are totally damaged or are rendered wholly untenantable by fire or other casualty, or if Landlord's architect certifies that it cannot be repaired within nine (9) months of the casualty or if Landlord shall decide to demolish the Building, Landlord shall, within sixty (60) days after such fire or other casualty, give Tenant a notice of such circumstance or decision, and thereupon the Term shall expire ten (10) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. (3) If Landlord fails to complete the repair and restoration of the Premises within nine (9) months from the date of the casualty (subject to Excusable Delays) then Tenant shall have the right to cancel and terminate this Lease upon the delivery of a notice to Landlord delivered within fifteen (15) days after the expiration of the aforesaid nine (9) month period. (4) Landlord agrees that it shall diligently pursue all repair and restoration work required on its part to be completed hereunder.

22.2 Subject to the provisions of Section 23.1, if the Premises shall be damaged by fire or other casualty arising from the gross negligence or willful misconduct of Tenant or its servants, agents, employees, invitees or licensees and said damage is not covered under the policy or policies of insurance issued to Landlord or Tenant, Tenant shall be liable to Landlord as is elsewhere provided in this Lease, Landlord shall have the option but not the obligation to restore or rebuild the same or to terminate this Lease and Tenant shall continue to be responsible to pay Basic Rent and Additional Rent without abatement for the entire Term otherwise applicable. Notwithstanding anything herein to the contrary, under no circumstances shall Tenant have the right to cancel and terminate this Lease in the event the Premises shall be damaged by fire or other casualty arising from the gross negligence or willful misconduct of Tenant or its servants, agents, employees, invitees or licensees.

22.3  If the Premises are substantially damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord is required or elects to restore the Premises, Landlord shall, within sixty (60) days following the date of the damage, give notice (the “Restoration Notice”) to Tenant of the date by which Landlord estimates the restoration of the Premises (including Landlord Work but excluding any Tenant Alterations) shall be Substantially Completed. If such date, as set forth in the Restoration Notice, is more than twelve (12) months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the “Termination Notice”) to Landlord not later than thirty (30) days following Tenant’s receipt of the Restoration Notice. If Tenant delivers a Termination Notice to Landlord, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice.

ARTICLE XXIII

23.           MUTUAL WAIVER OF SUBROGATION CASUALTY

23.1 Each party hereto waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Building, and/or Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party.

ARTICLE XXIV

24.           CONDEMNATION

24.1 If all of the Premises shall be acquired or condemned by eminent domain proceeding, or by giving of a deed in lieu of thereof (a “Taking”), then and in that event, the Term shall cease and terminate from the date of title-vesting pursuant to such proceeding or agreement. If only a portion of the Premises shall be so acquired or condemned, this Lease shall cease and terminate at Landlord's option, and if such option is not exercised by Landlord, an equitable adjustment of the Basic Rent and Additional Rent payable by Tenant for the remaining portion of the Premises shall be made. If 25% or more of the Premises shall be acquired or condemned, the Tenant shall also have the option to terminate this Lease. In the event of a termination under this ARTICLE other than for the adjustment of the Basic Rent and Additional Rent as hereinbefore mentioned, Tenant shall have no claim whatsoever against Landlord including (without limitation) any claim for the value of any unexpired Term; nor shall Tenant be entitled to claim or receive any portion of any amount that may be awarded as damages or paid as a result of such proceedings or as the result of any agreement made by the condemning authority with Landlord. Tenant shall assert no claim, including (without limitation) any claim for the value of any unexpired Term, against the condemning authority that may in any way impair or diminish Landlord's claims against such condemning authority.

24.2 If a Taking occurs which does not result in the termination of this Lease, Landlord shall repair, after and restore the remaining portions of the Premises to its former condition to the extent that the same may be feasible.

ARTICLE XXV

25.           CHANGES SURROUNDING BUILDING

25.1 This Lease shall not be affected or impaired by any change, alteration or addition in, to or of any sidewalk, alley, street, landscape or structure adjacent to or around the Building or Real Property, except as provided in ARTICLE XXIV.

25.2 Any changes in the arrangement or location of any public portion of the Building not contained in the Premises or any part thereof shall not constitute an eviction or disturbance of Tenant's use or possession of the Premises provided such change does not unreasonably interfere with Tenant's use of or ingress to and from the Premises and Landlord shall be free to make such changes or alterations without liability to Tenant

25.3 Landlord may designate a name and address for the Building and may change same from time to time as Landlord sees fit or as may be required by law.

ARTICLE XXVI

26.           NOTICES

26.1 Except as may be otherwise expressly provided in this Lease, notices by either party to the other shall be in writing and shall be sent by registered or certified mail, by overnight mail by a nationally recognized overnight delivery service or by hand delivery, addressed to Landlord or Tenant at their respective addresses hereinabove set forth or to such other address as either party shall hereafter designate by notice as aforesaid. All notices properly addressed shall be deemed served upon receipt by the addressee or, in the case of notice by mail, three (3) days after the date of mailing, except that notice of change of address shall not be deemed served until received by the addressee.

ARTICLE XXVII

27.           NO WAIVER

27.1 No delay or forbearance by Landlord, no act or undertaking by Landlord and/or no waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any current (unless Landlord so agrees in writing) or succeeding breach thereof, or a waiver of any breach of any of the terms, covenants, agreements and conditions herein contained.

27.2 No employee of Landlord or of Landlord's agents shall have any authority to accept the keys of the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord's agents shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

27.3 The receipt by Landlord of the Basic Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Basic Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or any letter or other instrument accompanying any check or payment as Basic Rent or Additional Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent or Additional Rent or pursue any other remedy provided in this Lease.

27.4 The failure of Landlord to enforce any of the Rules and Regulations as may be set by Landlord from time to time against Tenant or against any other tenant in the Building shall not be deemed a waiver of any such Rule or Regulation.

ARTICLE XXVIII

28.           LANDLORD'S RESERVED RIGHTS

28.1 Landlord reserves the following rights: (1) if during or prior to the last ninety (90) days of the Term Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy and, (2) to masterkey all locks to the Premises.

28.2 Landlord may enter upon the Premises and may exercise either of the foregoing rights hereby reserved in this ARTICLE XXVIII without being deemed to have caused an eviction or disturbance of Tenant's use and possession of the Premises and without being liable in any manner to Tenant.

ARTICLE XXIX

29.           LANDLORD'S LIABILITY

29.1 Landlord, as well and Landlord's owners, servants, employees, agents or licensees, shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow, or leaks from any part of the Building or from the pipes, appliances, plumbing, or the roof, street, subsurface, or from any other place or by dampness, offensive odors or noise, or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord or its agents.

29.2 Should Tenant enter the Premises prior to the Commencement of this Lease for the purpose of making any installations, alterations or improvements as may be permitted by Landlord, Landlord shall have no liability or obligation for the care or preservation of Tenant’s property, for personal injury, or otherwise.

29.3 Tenant agrees to take such steps, at its own cost, as it may deem necessary and adequate for the protection of itself, and its agents, servants, employees, invitees, and licensees against personal injury and property damage, by insurance, as a self-insurer or otherwise.

ARTICLE XXX

30.           TENANT'S LIABILITY

30.1 Tenant shall hold Landlord harmless from and indemnify Landlord for all expenses, damages, or fines, incurred or suffered by Landlord by reason of any breach, violation, or non-performance by Tenant, its agents, servants, employees, invitees, or licensees of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of, or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants, employees, invitees, and licensees in the use or occupancy of the Premises. Any such expense shall be deemed Additional Rent, due in the next calendar month after it is incurred.

ARTICLE XXXI

31.           TENANT'S INSURANCE

31.1 Tenant covenants to provide on or before the Commencement Date for the benefit of Landlord and Tenant a comprehensive policy of commercial general liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by any occurrence on or about the Premises or any appurtenances thereto naming Landlord as an additional insured. Such policy is to be written by insurance companies qualified to do business in the State of New Jersey and the limits of liability thereunder shall not be less than the amount of Three Million Dollars ($3,000,000.00) with respect to any one person, with respect to any one accident, and with respect to property damage. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any.

31.2 Prior to the time such insurance is first required by this ARTICLE to be carried by Tenant, and thereafter, at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, including the Landlord and the managing agent as an additional insured, together with evidence of payment for the policy. Said policy or certificate shall contain an endorsement that such insurance may not be canceled except upon thirty (30) days notice to Landlord.

31.3 Upon failure at any time on the part of Tenant to procure and deliver to Landlord the policy or certificate of insurance, as hereinabove provided, stamped "Premium Paid" by the issuing company at least thirty (30) days before the expiration of the prior insurance policy or certificate, if any, or to pay the premiums therefore, Landlord shall be at liberty, from time to time, as often as such failure shall occur, to procure such insurance and to pay the premium therefore, and any sums paid for insurance by Landlord shall be and become, and are hereby declared, to be Additional Rent hereunder for the collection of which Landlord shall have all the remedies provided for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a Default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Default.

ARTICLE XXXII

32.	CONSTRUCTION LIENS

32.1 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord’s estate shall not be subject to such liability. The Tenant shall have no power or right to any act or make any contract which may create or be the format for any lien, mortgage or other encumbrance upon the estate of the Landlord. Notwithstanding the foregoing, any construction lien filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be bonded or discharged by Tenant within thirty (30) days after notice of filing, at Tenant’s expense. Tenant shall forever indemnify and hold Landlord harmless from and against any and all claims arising from said liens including all costs, expenses, losses, fines and penalties, including without limitation, reasonable attorneys fees related thereto or resulting therefrom. This clause shall survive the Term of this Lease.

ARTICLE XXXIII

33.           NOTICE OF FIRE AND ACCIDENTS

33.1 Tenant shall give Landlord immediate notice in case of fire or accident on the Premises or, in case of fire or accident involving Tenant, its servants, agents, employees, invitees, or licensees, in the Building or on the Real Property.

ARTICLE XXXIV

34.           RELEASE OF LANDLORD

34.1 The term "Landlord" as used in this Lease means only the owner for the time being of the Real Property or the lessee of a lease of the Real Property. In the event of any transfer of title to or lease of the Real Property, the Landlord shall be entirely freed and relieved of all covenants and obligations of Landlord accruing from and after the date of said transfer hereunder, such transferee shall be deemed to have assumed Landlord’s obligations under this Lease, and this Lease shall be deemed and construed as a covenant running with the Land without further agreement between the parties or their successors in interest.

34.2 Landlord, as well as Landlord's owners, servants, employees, agents or licensees, shall be under no personal or recourse liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to the equity of Landlord in the Real Property for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, and obligations of this Lease shall in no event exceed the loss of its equity in the Real Property.

ARTICLE XXXV

35.           USE OF SECURITY DEPOSIT

35.1 In the event of a default of Tenant in respect of any of the terms, covenants or conditions of this Lease, without regard to any provision in this Lease regarding notice to cure, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Basic Rent, Additional Rent, or any other sum as to which Tenant is in default, or for any sum which Landlord may expend or may reasonably be required to expend by reason of Tenant's Default in respect to any of the terms, covenants, or conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings of other re-entry by Landlord. In the event that Landlord applies or retains the whole or any part of the Security Deposit as aforesaid, Tenant shall immediately restore the Security Deposit to the sum thereof prior to any such use, application or retention. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants, and conditions of this Lease, the remaining amount of the Security Deposit shall be returned to Tenant, without interest, promptly after the Termination Date and after delivery of possession of the entire Premises to Landlord.

35.2 In the event of a sale of the Real Property or a leasing thereof, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit transferred to the new Landlord; and Tenant agrees to look to the new Landlord solely for the return of the Security Deposit; and it is agreed that the provisions thereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, or attempted encumbrance.

35.3 Provided that no default by Tenant under this Lease shall have previously occurred or then exist, on each of the first day of the tenth (10th) month and on the first day of the eighteenth (18th) month of the Term, the Security Deposit shall be reduced by eighteen thousand one hundred twelve and 50/100 ($18,112.50) Dollars and such amount shall be returned to Tenant.

ARTICLE XXXVI

36.           DIRECTORY

36.1 Landlord shall furnish and service at the entrance of the Building a directory, listing therein such reasonable and customary number of names that Tenant may from time to time request to be listed in such directory. Tenant shall be responsible for the costs of changes to the Directory.

ARTICLE XXXVII

37.           HAZARDOUS WASTE, AIR, WATER AND GROUND POLLUTION

37.1 Tenant hereby warrants that its North American Industry Classification System ("NAICS") Code Number is 325412. If Tenant's NAICS Code shall ever change it shall immediately notify Landlord of such change. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biological or chemically active or other hazardous substances, or materials on the Premises or the Real Property. Tenant shall not allow the storage or use of such substances or materials on the Premises or the Real Property in any manner not sanctioned by law for the storage and use of such substances or materials on the Premises or the Real Property, nor allow to be brought into the Premises, Building or Real Property any such materials or substances except to use in the ordinary course of Tenant's business. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been release of hazardous materials on the Premises or the Real Property, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the alleged release of hazardous material on the Premises during the Term. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's reasonable request concerning Tenant's knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere on the Real Property if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term. The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of the release of any hazardous material (hereinafter referred to as "Pollution") caused by the Tenant in its use of the Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim that the Tenant is causing Pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any Pollution caused by the Tenant by its use of the Premises. The foregoing covenant shall survive the expiration or termination of the within Lease.

37.2 Landlord represents that to its actual knowledge (without investigation) there are no violations of any environmental laws currently existing with respect to the Premises or the Real Property.

ARTICLE XXXVIII

38.           ISRA COMPLIANCE

38.1 Tenant shall not cause the Premises to be used as an "Industrial Establishment" as defined under the New Jersey Industrial Site Remediation Act, N.J.S.A. 12:1K-6 et seq. ("the Act") and all regulations promulgated pursuant to the Act. Tenant shall, at Tenant's own expense, comply with the Act, Tenant shall, at Tenant's own expense, provide all information within Tenant's control requested by Landlord or the Bureau of Industrial Site Evaluation for the preparation of submissions, declarations, reports and plans pursuant to the Act. If the New Jersey Department of Environmental Protection (DEP) or any successor agency shall determine that a clean-up plan be prepared and that a clean-up be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises or elsewhere if Tenant or persons acting under Tenant or on behalf of Tenant caused such release, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and carry out the approved plans. Tenant shall indemnify, defend and save harmless Landlord from all costs, expenses, fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any such spills or discharges of hazardous substances or wastes at the Premises or elsewhere if caused by Tenant or persons acting under Tenant or on behalf of Tenant. Tenant's obligations and liability under this Paragraph shall survive the Term of this Lease and shall continue so long as Landlord remains responsible for any spills or discharges or hazardous substances or wastes at the Premises. Tenant also agrees to cooperate with the Landlord in obtaining ISRA approval.

38.2         CONDITION PRECEDENT TO ASSIGNMENT AND SUBLEASE

38.2.1 As a condition precedent to Tenant's right to sublet the Premises or to assign this Lease, Tenant shall, at Tenant's own expense, first comply with ISRA and all other Environmental Laws, and fulfill all of Tenant's environmental obligations under this Lease pursuant to ARTICLE XXXVII which also arise upon termination of Tenant's Lease Term. If this condition shall not be satisfied, the Landlord shall have the right to withhold consent to sublet or assignment.

ARTICLE XXXIX
39.           TENANT RELOCATION

39.1 Notwithstanding any other provisions of this Lease to the contrary, the Landlord reserves the right, not more than once during the Term and not more than once during the Extended Period (as hereinafter defined) if Tenant exercises its option to extend the Term in accordance with the provisions of ARTICLE XL, upon sixty days advance written notice to the Tenant, to relocate Tenant to substituted space of approximately equal square footage in the Building with a comparable window line. Such substituted space shall then constitute the Premises under this Lease and this Lease shall remain in full force and effect without modification except as may be appropriate to take into account any differences in the square footage of such substituted space. In such event the Landlord shall pay all of Tenant’s reasonable costs of moving and reinstallation of telephone and other equipment in the substituted space. In addition, Landlord shall reimburse Tenant for decorating and preparation of the substituted space, in such manner as shall be similar or equal to that which existed in the Premises; and the reimbursement costs shall be so limited

ARTICLE XL

40.            OPTION TO RENEW

40.1 Provided that no Default exists, Tenant shall have one (1) option to extend the Term of this Lease, for one (1) period of five (5) years (the “Extended Period”) upon the following terms and conditions:

40.2 If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is twelve (12) months before the Termination Date. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided in this Section 40.2 for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option.

40.3 If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period without execution of an extension or renewal lease. However, within ten (10) days after request of either party following the effective exercise of such option, Landlord and tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument confirming that such option was effectively exercised.

40.4 The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of any such Extended Period; provided, however, that Tenant shall have no further right or option to extend the Term for any period of time beyond the expiration of the Extended Period and provided further, that during the Extended Period the Basic Rent shall be the greater of: (i) Two Hundred Twenty-Four Thousand Four Hundred Thirty-Seven and 50/100 ($224,437.50) Dollars per annum payable in equal monthly installments, in advance, in the amount of Eighteen Thousand Seven Hundred Three and 13/100 ($18,703.13) Dollars per month or (ii) the Fair Market Rent for the Premises. Nothing set forth in this ARTICLE shall be deemed to provide Tenant with more that one option to extend the original Term for a single period of five (5) years in accordance with the provisions of this ARTICLE. If Landlord and Tenant agree to any further extensions of this Lease, then such extension, if any, shall be on such terms and conditions as Landlord and Tenant shall mutually agree and the provisions of this ARTICLE shall not apply to any such extension.

40.5 Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised.

40.6 The option provided herein to extend the Term of this Lease may not be severed from this Lease or separately sold, assigned or otherwise transferred.

40.7  For purposes of determining the Basic Rent payable during the Extended Period, the Fair Market Rent shall be equal the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Premises during the Extended Period, taking into account all reasonably relevant factors. If Tenant gives the Renewal Notice in a timely manner, Landlord shall notify Tenant (the “Rent Notice”) at least ninety (90) days before the Termination Date of Landlord’s determination of the Basic Rent for the Extended Period, and if such determination is the Fair Market Rent, Landlord’s determination thereof (“Landlord’s Initial Determination”). If the Rent Notice sets forth Landlord’s determination of the Fair Market Rent for the Premises, Tenant shall notify Landlord (“Tenant’s Notice”), within ten (10) days after Tenant’s receipt of the Rent Notice, TIME BEING OF THE ESSENCE, whether Tenant accepts or disputes Landlord’s Initial Determination, and if Tenant disputes Landlord’s Initial Determination, Tenant’s Notice shall set forth Tenant’s determination of the Fair Market Rent (“Tenant’s Initial Determination”). If Tenant fails to give Tenant’s Notice within such ten (10) day period, Tenant shall be deemed to have accepted Landlord’s Initial Determination. If Tenant timely gives notice as herein provided that Tenant disputes Landlord’s Initial Determination, the parties shall then engage in good faith negotiations for ten (10) days to determine the Fair Market Rent for the Extended Period. In the event the parties cannot resolve their dispute with regard to the Fair Market Rent for the Extended Period within such ten (10) day period, then this Lease shall be deemed renewed and the Fair Market Rent shall be determined by arbitration in accordance with Section 40.9 hereof.

40.8  If Tenant timely disputes Landlord’s Initial Determination and if the final determination of Fair Market Rent shall not be made on or before the first day of the Extended Period, then, pending such final determination, Tenant shall pay, as Basic Rent for the Extended Period, an amount equal to Landlord’s Initial Determination. If, based upon the final determination of the Fair Market Rent, the Basic Rent payments made by Tenant for such portion of the Extended Period were (i) less than the Fair Market Rent payable for the Extended Period, Tenant shall pay to Landlord the amount of such deficiency within ten (10) days after demand therefor or (ii) greater than the Fair Market Rent payable for the Extended Period, Landlord shall credit the amount of such excess against future installments of Basic Rent and/or Additional Rent payable by Tenant.

40.9  If Tenant timely disputes Landlord’s Initial Determination and Landlord and Tenant fail to agree as to the Fair Market Rent within thirty (30) days after the giving of Tenant’s Notice, then the Fair Market Rent shall be determined by arbitration (and either party may request arbitration in such circumstances) conducted in accordance with the Real Estate Valuation Arbitration Rules (Expedited Procedures) of the American Arbitration Association (or any successor organization; collectively, the “AAA”), except that the provisions of this Section 40.9 shall supersede any conflicting or inconsistent provisions of said rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in the County of Essex, State of New Jersey, by one arbitrator in accordance with this Section 40.9. If the parties fail to agree on an arbitrator within fourteen (14) days after either party first requests arbitration, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within fourteen (14) days of such request and both parties shall be bound by any appointment so made. If no such arbitrator shall have been appointed within such fourteen (14) days, either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The arbitrator shall subscribe and swear to an oath fairly and impartially to determine such dispute. The arbitrator shall schedule a hearing for a date that is within fourteen (14) days after the appointment of the arbitrator where the parties and their advocates shall (i) submit their respective determinations of Fair Market Rent (which respective determinations of Fair Market Rent do not have to be the same as Landlord’s Initial Determination and Tenant’s Initial Determination) and (ii) shall have the right to present evidence, call witnesses and experts and cross-examine the other party’s witnesses and experts in support of such respective determinations. Within 7 days after such hearing, the arbitrator shall render his or her determination of the Fair Market Rent in writing, which determination must be equal to either (1) the determination of Fair Market Rent submitted by Landlord pursuant to the immediately preceding sentence or (2) the determination of Fair Market Rent submitted by Tenant pursuant to the immediately preceding sentence, whichever the arbitrator believes to be closest to the Fair Market Rent. The determination of the arbitrator shall be final and binding upon the parties. The fees and expenses of any arbitration pursuant to this Section 40.9 shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. The arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease. The arbitrator shall have at least 10 years’ experience in leasing and valuation of properties which are similar in character to the Building. After a determination has been made of the Fair Market Rent, the parties shall execute and deliver an instrument setting forth the Fair Market Rent, but the failure to so execute and deliver any such instrument shall not effect the determination of Fair Market Rent.

ARTICLE XLI

41.           MISCELLANEOUS

41.1 ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, discharge, or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, discharge, or abandonment is sought.

41.2 JURY TRIAL WAIVER: Landlord and Tenant do hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

41.3 FORCE MAJEURE: If, by reason any circumstance or condition constituting Excusable Delay, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply a service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay Basic Rent and Additional Rent hereunder shall in no way be affected, impaired, or excused.

41.4 BROKER: Landlord and Tenant each represents that it has not dealt with any real estate broker in connection with this Lease, other than the Brokers. Landlord and Tenant each shall indemnify and hold the other party harmless of and from any and all claims, liabilities, costs, or damages which such other party may incur as a result of a breach of this representation, or as a result of any claim asserted on the basis of allegations that would involve (if true) a breach of this representation by the indemnifying party.

41.5 SEPARABILITY: If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

41.6         INTERPRETATION:

41.6.1 Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

41.6.2 Words of any gender used in this Lease shall be held to include any other gender, and words in singular number shall be held to include the plural, when the sense requires.

41.6.3 All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular, or plural as the identity of the Tenant requires.

41.6.4 No rules of construction shall apply by reason of the identity of the draftsperson of the Lease. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity except as otherwise specifically provided. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

41.6.5 If, and to the extent that, any of the provisions of any Rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in the Rider, the provisions of the Rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

41.6.6 Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money and Tenant's covenant to remove mechanics' liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights provided for herein.

41.6.7 The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

41.6.8 The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns except as otherwise provided herein.

41.6.9 It is further understood and agreed that wherever the provisions of this Lease require that Landlord shall approve or consent, Landlord agrees not to unreasonably withhold such prompt approval and consent and wherever Tenant is required to do anything to the satisfaction of Landlord it shall be deemed except as set forth in ARTICLE XII and elsewhere as stated in Lease that reasonable satisfaction of Landlord will be sufficient.

41.6.9.1 This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey, and Landlord and Tenant acknowledge that all of the applicable statutes of the State of New Jersey are superimposed on the rights, duties, and obligations of Landlord and Tenant hereunder and this Lease shall not otherwise provide that which said statutes prohibit.

41.6.9.2 Landlord has made no representations or promises with respect to the Premises or the Real Property, except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as other-wise expressly set forth. Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant.

41.6.9.3 Tenant shall not record this Lease or a memorandum thereof.

41.7 FINANCIAL STATEMENTS: If Tenant should ever cease to file its financial statements publicly with the Securities and Exchange Commission, Tenant shall, at Landlord's request file periodically with the Landlord or its mortgagee(s) copies of such financial information as is commercially reasonable in light of the circumstances.

41.8 EMBARGOED PERSON:: Tenant represents that as of the date of this Lease, and Tenant covenants that throughout the term of this Lease: (a) Tenant is not, and shall not be, an Embargoed Person, (b) none of the funds or other assets of Tenant are or shall constitute property of, or are or shall be beneficially owned, directly or indirectly, by any Embargoed Person; (c) no Embargoed Person shall have any interest of any nature whatsoever in Tenant, with the result that the investment in Tenant (whether directly or indirectly), is or would be prohibited by law or this Lease is or would be in violation of law and (d) none of the funds of Tenant are or shall be derived from any unlawful activity with the result that the investment in Tenant (whether directly or indirectly) is or would be prohibited by law or this Lease is or would be in violation of law. “Embargoed Person” means a person, entity or government (i) identified on the Specially Designated Nationals and Blocked Persons List maintained by the United States Treasury Department Office of Foreign Assets Control and/or any similar list maintained pursuant to any authorizing statute, executive order or regulation and/or (ii) subject to trade restrictions under United States law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such laws, with the result that the investment in Tenant (whether directly or indirectly), is or would be prohibited by law or this Lease is or would be in violation of law.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

WITNESS:	Landlord:
ALLWOOD ASSOCIATES I
By: Janfel Corp., General Partner

/S/ Melinda S Wilkins	/S/ Peter Schofel
By: Peter Schofel

WITNESS:	Tenant:
COLUMBIA LABORATORIES, INC.

/S/ Michael McGrane	/S/ Robert S Mills
By: Robert S Mills
President & CEO